Exhibit 10.46

AMENDMENT

TO THE

AKAMAI TECHNOLOGIES, INC.

AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

In order to eliminate the fixed term thereof, the Akamai Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (the “ESPP”) is hereby amended by restating Section 23 to read as follows:

23. TERM OF PLAN. The Plan became effective on October 28, 1999 and was amended and restated as of June 1, 2005. The Plan shall continue in effect until the earlier of (a) such time as it is terminated under Section 20 hereof or (b) an aggregate of 20,000,000 shares of Common Stock have been sold under the Plan.

Adopted by the Board of Directors on April 22, 2008.